EXHIBIT 99.1

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company, The Coca-Cola Export Corporation, Coca-Cola Interamerican Corporation and Coca-Cola de Argentina S.A. Except as indicated below, each such person is a citizen of the United States. None of the directors and executive officers named below beneficially own any Common Stock of Embotelladora Andina S.A. Directors of a named corporation who are also executive officers of that corporation are indicated by an asterisk. Except as indicated below, the business address of each executive officer named below is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

                      PRINCIPAL OCCUPATION
    NAME                  OR EMPLOYMENT                ADDRESS
    ----              --------------------             -------
Douglas N. Daft*      Chairman of the Board of
                      Directors and Chief
                      Executive Officer of
                      The Coca-Cola Company

                      Mr. Daft is a citizen of
                      Australia.

Herbert A. Allen      President, Chief Executive      Allen & Company
                      Officer, Director and             Incorporated
                      Managing Director of Allen &    711 Fifth Avenue
                      Company Incorporated, a         New York, NY 10022
                      privately held investment firm

Ronald W. Allen       Consultant to and advisory      Monarch Tower
                      director of Delta Air Lines,    Suite 1745
                      Inc., a major U.S. air trans-   3424 Peachtree Road, NE
                      portation company               Atlanta, GA  30326

Cathleen P. Black     President of Hearst Magazines,  Hearst Magazines
                      a unit of The Hearst            959 8th Avenue
                      Corporation, a major media      New York, NY 10019
                      and communications company

Warren E. Buffett     Chairman of the Board of        Berkshire Hathaway Inc.
                      Directors and Chief Executive   1440 Kiewit Plaza
                      Officer of Berkshire Hathaway   Omaha, NE 68131
                      Inc., a diversified holding
                      company

Barry Diller          Chairman of the Board and       USA Networks, Inc.
                      Chief Executive Officer of      152 W. 57th Street
                      InterActive Corp. (formerly     42nd Floor
                      USA Interactive), an             New York, NY  10019
                      interactive commerce company

Susan Bennett King    Chairman of the Board of the    Duke University
                      Leadership Initiative, Sanford  The Leadership Initiative
                      Institute of Public Policy, a   Box 90545
                      support corporation of Duke     Durham, NC  27708-0545
                      University charged with the
                      establishment of undergraduate
                      college leadership programs

                       PRINCIPAL OCCUPATION
    NAME                  OR EMPLOYMENT                ADDRESS
    ----               --------------------             -------
Maria Elena Lagomasino  Chairman and Chief Executive    J.P. Morgan Private Bank
                        Officer of J.P. Morgan Private  345 Park Avenue
                        Bank, a unit of J.P. Morgan     11th Floor
                        Chase and Company               New York, NY   10154

Donald F. McHenry       Distinguished Professor in the  The IRC Group, LLC
                        Practice of Diplomacy and       1320 19th Street, N.W.
                        International Affairs at the    Suite 410
                        School of Foreign Service,      Washington, D.C. 20036
                        Georgetown University; a
                        principal owner and President
                        of The IRC Group, LLC, a
                        Washington, D.C.consulting firm

Robert L. Nardelli      Chairman of the Board,          The Home Depot, Inc.
                        President and Chief Executive   2455 Paces Ferry Road,NW
                        Officer of The Home Depot,      Atlanta, GA 30339-4024
                        Inc., a major home improvement
                        retailer

Sam Nunn                Partner in the law firm of      King & Spalding
                        King & Spalding since January   191 Peachtree Street
                        1997 and Co-Chairman and Chief Atlanta, GA 30303-1763 Executive Officer of Nuclear
                        Threat Initiative

J. Pedro Reinhard       Director, Executive Vice        The Dow Chemical Company
                        President and Chief Financial   2030 Dow Center
                        Officer of The Dow Chemical     Midland, MI  48674
                        Company

                        Mr. Reinhard is a citizen of
                        Brazil.

James D. Robinson III   General Partner of RRE          RRE Investors, LLC
                        Ventures, a private             22nd Floor
                        information technology          126 East 56th Street
                        investment firm; President of   New York, NY 10022
                        JD Robinson, Inc. a strategic
                        advising firm; and Chairman of
                        Violy, Byorum & Partners
                        Holdings, LLC, a private firm
                        specializing in financial
                        advisory and investment
                        banking activities in Latin
                        America

Peter V. Ueberroth      Investor and Chairman of        The Contrarian Group,
                        The Contrarian Group, Inc.,        Inc.
                        a business management company   Suite 111
                                                        1071 Camelback Street
                                                        Newport Beach, CA 92660

James B. Williams       Director and Chairman of the    SunTrust Banks, Inc.
                        Executive Committee of          P.O. Box 4418
                        SunTrust Banks, Inc., a bank    Atlanta, GA 30302
                        holding company

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

                       PRINCIPAL OCCUPATION
    NAME                    OR EMPLOYMENT                     ADDRESS
    ----                --------------------                  -------
Douglas N. Daft*        Chairman of the Board of
                        Directors and Chief Executive
                        Officer of The Coca-Cola Company

                        Mr. Daft is a citizen of Australia.

Steven J. Heyer         President and Chief Operating
                        Officer of The Coca-Cola Company

Jeffrey T. Dunn         Executive Vice President of
                        The Coca-Cola Company and President
                        and Chief Operating Officer,
                        North America

Mary Minnick            Executive Vice President of
                        The Coca-Cola Company and Chief
                        Operating Officer, Asia

Alexander R.C. Allan    Executive Vice President of
                        The Coca-Cola Company and President
                        and Chief Operating Officer, Europe,
                        Eurasia and Middle East

                        Mr. Allan is a citizen of the United
                        Kingdom.

Alexander B. Cumming,   Executive Vice President of
 Jr.                    The Coca-Cola Company and President
                        and Chief Operating Officer, Africa

Jose Octavio Reyes      Executive Vice President of          Coca-Cola de Mexico
                        The Coca-Cola Company and President  Ruben Dario 115
                        and Chief Operating Officer,         Mexico DF 11580
                        Coca-Cola Latin America

                        Mr. Reyes is a citizen of Mexico.

Deval L. Patrick        Executive Vice President, General
                        Counsel and Secretary of
                        The Coca-Cola Company

Gary P. Fayard          Executive Vice President and Chief
                        Financial Officer of The Coca-Cola
                        Company

Clyde C. Tuggle         Senior Vice President, Worldwide
                        Public Affairs and Communications,
                        of The Coca-Cola Company

Daniel P. Palumbo       Senior Vice President and Chief
                        Marketing Officer of The Coca-Cola
                        Company

                        Mr. Palumbo is a citizen of Canada.

DIRECTORS OF THE COCA-COLA EXPORT CORPORATION

                       PRINCIPAL OCCUPATION
    NAME                    OR EMPLOYMENT                     ADDRESS
    ----                --------------------                  -------
Douglas N. Daft*        Chairman of the Board of Directors
                        and Chief Executive Officer of
                        The Coca-Cola Company

                        Mr. Daft is a citizen of Australia.

Gary P. Fayard          Executive Vice President and Chief
                        Financial Officer of The Coca-Cola
                        Company

Deval L. Patrick*       Executive Vice President, General
                        Counsel and Secretary of The Coca-Cola
                        Company


EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION

                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
Steven J. Heyer         President and Chief Operating
Executive Vice          Officer of The Coca-Cola Company
President

Gary P. Fayard          Executive Vice President and Chief
Senior Vice President   Financial Officer of The Coca-Cola
and Chief Financial     Company
Officer

Deval L. Patrick        Executive Vice President,
Executive Vice          General Counsel and Secretary of
President               The Coca-Cola Company

Mary E. Minnick         Executive Vice President of
Executive Vice          The Coca-Cola Company and President
President               and Chief Operating Officer, Asia

Alexander R.C. Allan    Executive Vice President of
Executive Vice          The Coca-Cola Company and President
President               and Chief Operating Officer, Europe,
                        Eurasia and Middle East

Connie D. McDaniel      Vice President and Controller of
Vice President and      The Coca-Cola Company
Controller

Steve M. Whaley         Vice President and General Tax
Vice President and      Counsel of The Coca-Cola Company
General Tax Counsel

                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
Geoffrey J. Kelly       Vice President of The Coca-Cola
Vice President and      Company
General Counsel

Sharon R. B. Case       Vice President of The Coca-Cola
Vice President          Company

Donald W. Short         Vice President of The Coca-Cola
Vice President          Company

David M. Taggart        Vice President and Treasurer of
Vice President and      The Coca-Cola Company
Treasurer


DIRECTORS OF COCA-COLA INTERAMERICAN CORPORATION

                        PRINCIPAL OCCUPATION
      NAME                 OR EMPLOYMENT                     ADDRESS
      ----              --------------------                 -------
Connie D. McDaniel*     Vice President and Controller
                        of The Coca-Cola Company

Steve M. Whaley*        Vice President and General Tax
                        Counsel of The Coca-Cola Company

Marie Quintero          Assistant Vice President of
                        The Coca-Cola Company and Director
                        of Mergers and Acquisitions


EXECUTIVE OFFICERS OF COCA-COLA INTERAMERICAN CORPORATION


                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
Steven J. Heyer         President and Chief Operating
President               Officer of The Coca-Cola Company

Gary P. Fayard          Executive Vice President and Chief
Senior Vice President   Financial Officer of The Coca-Cola
and Chief Financial     Company
Officer

Geoffrey J. Kelly       Vice President of The Coca-Cola
Executive Vice          Company
President

Steve M. Whaley         Vice President and General Tax
Vice President and      Counsel of The Coca-Cola Company
General Tax Counsel

                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
David M. Taggart        Vice President and Treasurer of
Vice President and      The Coca-Cola Company
Treasurer

Connie D. McDaniel      Vice President and Controller of
Vice President and      The Coca-Cola Company
Controller

Brian J. Smith          President, Brazil Division of
Vice President          The Coca-Cola Company



DIRECTORS OF COCA-COLA DE ARGENTINA S.A.

                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
Martin Franzini         Legal Director, South Cone   Coca-Cola de Argentina S.A.
Director                and North Andean Regions of  Paraguay 733
                        The Coca-Cola Company        1057 Buenos Aires
                                                     Argentina
                        Mr. Franzini is a citizen
                        of Argentina.

Gerardo Beramendi       Finance Operations Manager,  Coca-Cola de Argentina S.A.
Alternate Director      South Cone and North Andean  Paraguay 733
                        Regions of The Coca-Cola     1057 Buenos Aires
                        Company                      Argentina

                        Mr. Beramendi is a citizen
                        of Uruguay.

Mercedes Rodriguez      Assistant Counsel, South     Coca-Cola de Argentina S.A.
 Canedo                 Cone Region of The           Paraguay 733
Alternate Director      Coca-Cola Company            1057 Buenos Aires
                                                     Argentina

                        Ms. Canedo is a citizen
                        of Argentina.

Ruben Asorey            Outside counsel to The       Asorey & Navarrine
Alternate Director      Coca-Cola Company            Cerrito 1136 - 10th
                                                     (1010)
                        Mr. Asorey is a citizen      Buenos Aires
                        of Argentina.                Argentina

EXECUTIVE OFFICERS OF COCA-COLA DE ARGENTINA S.A.

                        PRINCIPAL OCCUPATION
 NAME AND TITLE            OR EMPLOYMENT                     ADDRESS
 --------------         --------------------                 -------
James Quincey           General Manager, South Cone  Coca-Cola de Argentina S.A.
President               Region of The Coca-Cola      Paraguay 733
                        Company                      1057 Buenos Aires
                                                     Argentina
                        Mr. Quincey is a citizen
                        of Great Britain.

Mariano Rossi           Finance Director, South      Coca-Cola de Argentina S.A.
Vice President          Cone and North Andean        Paraguay 733
                        Regions of The Coca-Cola     1057 Buenos Aires
                        Company                      Argentina

                        Mr. Rossi is a citizen
                        of Argentina.